                                                                     EXHIBIT 12


                       ERP OPERATING LIMITED PARTNERSHIP
      CONSOLIDATED AND COMBINED HISTORICAL, INCLUDING PREDECESSOR BUSINESS EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO


                                                                                   HISTORICAL
                                                 --------   --------   --------   --------   --------   --------    -------
                                                 09/30/97   09/30/96   12/31/96   12/31/95   12/31/94   12/31/93    12/31/92
                                                 --------   --------   --------   --------   --------   --------    -------
                                                                               (Amounts in thousands)
REVENUES
  Rental income                                  $482,980   $327,749   $454,412   $373,919   $220,727   $104,388   $ 86,597
  Fee income - outside managed                      4,364      4,982      6,749      7,030      4,739      4,651      4,215
  Interest income - investment in mortgage         14,821      9,084     12,819      4,862         --         --         --
  Interest and other income                         7,513      2,232      4,405      4,573      5,568      3,031      2,161
                                                 --------   --------   --------   --------   --------   --------    -------
  Total revenues                                  509,678    344,047    478,385    390,384    231,034    112,070     92,973
                                                 --------   --------   --------   --------   --------   --------    -------
EXPENSES
  Property and maintenance                        117,681     93,128    127,172    112,186     66,534     35,324     30,680
  Real estate taxes and insurance                  48,560     32,301     44,128     37,002     23,028     11,403     10,274
  Property management                              18,765     13,136     17,512     15,213     10,249      3,491      2,912
  Property management - non-recurring                  --         --         --         --        879         --         --
  Fee and asset management                          2,523      3,037      3,837      3,887      2,056      2,524      2,403
  Depreciation                                    106,114     66,759     93,253     72,410     37,273     15,384     13,442
  Interest
    Expense incurred                               82,775     58,632     81,351     78,375     37,044     26,042     31,926
    Amortization of deferred financing costs        1,810      2,860      4,242      3,444      1,930      3,322      2,702
Refinancing costs                                      --         --         --         --         --      3,284         --
General and administrative                         10,037      6,690      9,857      8,129      6,053      3,159      1,915
                                                 --------   --------   --------   --------   --------   --------    -------
    Total expenses                                388,265    276,543    381,352    330,646    185,046    103,933     96,254
                                                 --------   --------   --------   --------   --------   --------    -------

Income (loss) before extraordinary items         $121,413   $ 67,504   $ 97,033   $ 59,738   $ 45,988   $  8,137   $ (3,281)
                                                 ========   ========   ========   ========   ========   ========    =======

Combined Fixed Charges and Preferred
  Interest and other financing costs             $ 82,775   $ 58,632   $ 81,351   $ 78,375   $ 37,044   $ 26,042   $ 31,926
  Refinancing costs                                    --         --         --         --         --      3,284         --
  Amortization of deferred financing costs          1,810      2,860      4,242      3,444      1,930      3,322      2,702
  Preferred distributions                          37,287     19,953     29,015     10,109         --         --         --
                                                 --------   --------   --------   --------   --------   --------    -------
TOTAL COMBINED FIXED CHARGES
  AND PREFERRED DISTRIBUTIONS                    $121,872   $ 81,445   $114,608   $ 91,928   $ 38,974   $ 32,648   $ 34,628
                                                 ========   ========   ========   ========   ========   ========    =======
EARNINGS BEFORE COMBINED FIXED CHARGES
  AND PREFERRED DISTRIBUTIONS                    $205,998   $128,996   $182,626   $141,557   $ 84,962   $ 40,785   $ 31,347
                                                 ========   ========   ========   ========   ========   ========    =======
FUNDS FROM OPERATIONS BEFORE COMBINED
  CHARGES AND PREFERRED DISTRIBUTIONS            $312,112   $195,755   $275,879   $213,967   $122,235   $ 56,169   $ 44,789
                                                 ========   ========   ========   ========   ========   ========    =======
RATIO OF EARNINGS BEFORE COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS                1.69       1.58       1.59       1.54       2.18       1.25       0.91
                                                 ========   ========   ========   ========   ========   ========    =======
RATIO OF FUNDS FROM OPERATIONS BEFORE
  COMBINED FIXED CHARGES AND PREFERRED
  DISTRIBUTIONS TO COMBINED FIXED
  CHARGES AND PREFERRED DISTRIBUTIONS                2.56       2.40       2.41       2.33       3.14       1.72       1.29
                                                 ========   ========   ========   ========   ========   ========    =======
EARNINGS DEFICIENCY TO COVER FIXED CHARGES            N/A        N/A        N/A        N/A        N/A        N/A     (3,281)
                                                 ========   ========   ========   ========   ========   ========    =======